Exhibit 99.2

FIRST AMENDMENT TO

CONVERTIBLE DEBENTURE AND WARRANT PURCHASE AGREEMENT

This First Amendment to Convertible Debenture and Warrant Purchase Agreement (this “Amendment”) is dated as of August 21, 2002 by and among Cygnus, Inc., a Delaware corporation (the “Company”), and each Investor, as defined below, and is made with reference to that certain Convertible Debenture and Warrant Purchase Agreement dated as of June 29, 1999 (the “Agreement”) between the Company and each of the investors named therein (together with any assignees of such investors, the “Investors”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Agreement.

AGREEMENT

For consideration, the adequacy of which is hereby acknowledged by all parties, the parties hereto hereby agree to the following:

1.             Definitions.  As used in the Agreement, the Debentures, the Warrants, the Registration Rights Agreement and all documents ancillary to the Agreement, the following terms shall have the following meanings:

“              Approved Markets” shall mean the Nasdaq National Market, the American Stock Exchange and the New York Stock Exchange, the Nasdaq SmallCap Martket, the OTC Bulletin Board® (OTCBB) and the BBXSM (Bulletin Board ExchangeSM).

“Debentures” means, collectively, the currently outstanding 8.5% Convertible Debentures Due June 29, 2004, in the aggregate face amount of $14,000,000 and the currently outstanding 8.5% Convertible Debentures Due September 29, 2004, in the aggregate face amount of $3,000,000, as amended by the First Amendment to 8.5% Convertible Debenture Due June 29, 2004, dated concurrently herewith, and by the First Amendment to 8.5% Convertible Debenture Due September 29, 2004, dated concurrently herewith.

2.             Registration Rights and Listing. Notwithstanding anything to the contrary contained in the Agreement or the Registration Rights Agreement, the parties agree that this Amendment shall require the Company to file with the Securities and Exchange Commission (the “SEC”), as promptly as practicable after the date hereof, a post-effective amendment to its shelf registration statements covering the conversion of the Debentures, which will need to be declared effective by the SEC prior to any sales of shares received upon conversion of the Debentures.  Until so cleared by the SEC, such shares will bear restrictive legends to such effect.  In addition, the Company, as promptly as practicable after the date hereof, shall file a supplemental listing application with the Nasdaq National Market, which will need to be approved prior to the listing of such shares.  If Nasdaq determines in writing that it will require the Company to seek stockholder approval of the transactions contemplated by this Amendment and the amendments to the Debentures, the Company shall use its best efforts to obtain stockholder approval at the next scheduled stockholders’ meeting to issue the Holders more than 19.99% of the Company’s outstanding shares as of the date hereof; provided that in lieu of seeking such stockholder approval, the Company may elect, in its sole discretion to prepay the Debentures as provided in the new Section 5.5 thereof in the aggregate amount of $500,000 per month beginning on the first of the month following the date that Nasdaq makes such written determination.

3.             Section 3.13 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 3.13   Senior Indebtedness; Limitation on Issuance of Equity.

The Company hereby agrees to grant a security interest in all of its assets as listed on a schedule to be provided as soon as practicable after the date hereof, as collateral to secure the indebtedness under the Debentures, so long as the Holder of each Debenture enters into a subordination agreement acceptable to Sankyo Pharma Inc. (“Sankyo”) in its sole discretion that subordinates all payment rights owed or that become owed by the Company to Sankyo under all current contracts between the Company and Sankyo and any future amendments thereto and modifications thereof.  In the event that Sankyo shall not agree to enter into such a subordination agreement that is reasonably acceptable to each Holder, then in lieu of the foregoing security interest, the Company shall instead grant a security interest in all of its assets (other than those U.S. patents identified on Exhibit A to the Sales, Marketing and Distribution Agreement between the Company and Sankyo, as amended, or identified on any annual update to such exhibit) as listed on a schedule to be provided as soon as practicable after the date hereof, as collateral to secure the indebtedness under the Debentures.  The Company shall not, without the prior written consent of the Holders, amend its agreements with Sankyo in a way that materially adversely affects the repayment rights or condition of the Holders under the Debentures.  The Debentures shall be senior in right of payment to all indebtedness of the Company in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, other than indebtedness (x) owed or that becomes owed to Sankyo, and (y) in respect of purchase money loans or capital lease arrangements entered into in the ordinary course of the Company’s business.”

4.             Entire Agreement; Amendment. This Amendment contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

5.             Governing Law. This Amendment, shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such State.

6.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.             Authorization.  The parties hereby represent and warrant to each other that the signatories hereto have full power and authority to sign this Amendment for an on behalf of the entities for which they purport to be signing and that their signatures hereto shall be binding and enforceable upon the purported parties hereto.

All other terms and provisions of the Agreement shall remain the same and in full force and effect.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this First Amendment to Convertible Debenture And Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

CYGNUS, INC.

By:	/s/ John C Hodgman
John C Hodgman
President and Chief Executive Officer

INVESTORS:

DeAm Convertible Arbitrage Fund, Ltd.
By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel

Halifax Fund, L.P.
By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel

Lancer Securities Cayman, Ltd.
By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel

Palladin Partners I, L.P.
By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel

Palladin Overseas Fund Limited
By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel